THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER T'HE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.


                         STOCK OPTION TO PURCHASE SHARES
                          OF COMMON STOCK OF MANHATTAN
                                SCIENTIFICS, INC.


     This certifies that David A. Teich, or any party to whom this Stock Option (the "Option") is assigned in accordance with the terms hereof, is entitled to subscribe for and purchase four hundred and twenty-five thousand (425,000) shares of Common Stock (as defined below) of Manhattan Scientifics, Inc., a Delaware corporation, on the; terms and conditions of this Option.

     1. Definitions. As used in this Option, the term: 1.1 "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated to be closed by law or by executive order.

          1.2 "Common Stock" means the Common Stock, par value $.001 per share, of the Corporation.

          1.3 "Corporation" means Manhattan Scientifics, Inc., a Delaware corporation, or its successor. 1.4 "Expiration Date" means May 6, 2C 09.

          1.4  " Expiration Date" means May 6, 2009.

          1.5 "Holder" means David A. Teich or any party to whom this Option is assigned in accordance with the terms hereof.

          1.6 "1933 Act" means the Securities Act of 1933, as amended.

          1.7  "Option"   means  this  Option  and  any  options   delivered  in
substitution or herein. exchange for this Option in accordance with the provisions contained

          1.8 "Option Price" means $0.05 per share of Common Stock, as such amount may be adjusted pursuant to Section 4 hereof.

     2. Exercise of Option. This Option shall be exercisable at any time on or after ninety (90) days from the date hereof and shall expire on the Expiration Date. The Holder may exercise the purchase rights represented by this Option, in whole >r in part, by surrendering this Option (with a duly executed subscription in the form attached) at the Corporation's principal corporate office and by paying the Corporation, by certified or casher's check, the aggregate Option Price for the shares of Common Stock being purchased. Alternatively, the Holder may exercise the purchase rights represented by this Option, in whole oi in part, by surrendering this Option together with irrevocable written instructions to the Corporation to issue in exchange for this Option the number of shares of Common Stock equal to the product of (a) the total number of shares of Common Stock as to which the Option is bring exercised and (b) a fraction, the numerator of which will be the difference between (i) the Closing Price per Share (as defined below) on the last Business Day and (ii) the Exercise Price, and the denominator of which will be the Closing Price per Share. "Closing Price per Share" shall mean;

          (a) If the Common Stock is at that time listed on a national securities exchange, then the Closing Price per Share shall mean the closing selling price per share of Common Stock on the exchange on which such Common Stock is principally traded on the relevant date or, if there were no sales on that date, the closing selling price of the Common Stock on the last preceding date on which there were sales

          (b) If the Common Stock is at that time traded on the Nasdaq National Market(R), Nasdaq Small Cap MarketSM or OTC Bulletin Board(R), as the case may be, then the Closing Price per Share shall mean the closing selling price per share of Common Stock on the relevant date, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market(R), Nasdaq Small Cap MarketSM or OTC Bulletin Board(R), as the case may be, or any successor system. If there is no closing selling price for the Common Stock on the relevant date, then the Closing Price per Share shall mean the closing selling price on the last preceding date for which such quotation exists.

          (c) If the Common Stock is neither listed on any national securities exchange nor traded on the Nasdaq National Market(R), Nasdaq Small Cap MarketSM or OTC Bulletin Board(R), then the Closing Price per Share shall mean that value determined by the Corporation's Board of Directors after taking into account such factors as the Corporation's Board of Directors shall in good faith deem appropriate.

          2.1 Delivery of Certificates. Within fifteen (15) days after each exercise of the purchase rights represented by this Option, the Corpora ion shall instruct its transfer agent to deliver a certificate for the shares of Common Stock so purchased to the Holder and, unless this Option has been fully exercised or expired, the Corporation shall issue a new Option representing the balance of the shares of Common Stock subject to this Option.

          2.2 Effect of Exercise. The person emitted to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by this Option shall be treated for all purposes as the holder of such shares of n cord as of the close of business on the date of exercise. Prior to the date of exercise, this Optic n shall not entitle the Holder to any of the rights of a stockholder of the Corporation.

          2.3 Issue Taxes. The Corporation shall pay all issue and other taxes that may be payable in respect of any issue or delivery to the Holier of shares of Common Stock upon exercise of this Option.

     3. Stock Fully Paid; Reservation of Shares, The Corporation covenants and agrees that all securities that it may issue upon the exercise of the purchase rights represented by this Option will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges. The Corporation further covenants and agrees that, during the period within which the Holder may exercise the rights represented by this Option, the Corporation shall at all times have authorized and reserved for issuance enough shares of its Common Stock or other securities for the full exercise of the rights represented by this Option. The Corporation shall not, by an amendment to its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or geek to avoid the observance or performance of any of the term;; of this Option.

     4. Adjustments. The Option Price and the number of shares of Common Stock that the Corporation must issue upon exercise of this Option shall be subject to adjustment in accordance with Sections 4.1 through 4.3.

          4.1 Adjustment to Option Price for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to tine after the date hereof (1) declares or pays, without consideration, any dividend on the Common. Stock payable in shares of Common Stock; (2) creates any right to acquire Common Stock for no consideration; (3) subdivides the outstanding shares of Common Stock (by stock split, reclassification or otherwise); or (4) combines or consolidates the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Corporation shall proportionately increase or decrease the Option Price, as appropriate.

          4.2 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon exercise of this Option changes into shares of any other class or classes of security or into any other property for any reason other than a subdivision or combination of shares provided for in Section 4.1, including, without limitation, any reorganization, reclassification, merger or consolidation, the Corporation shall take all steps necessary to give the Holder the right, by exercising this Option, to purchase the kind and amount of securities or other property receivable upon any such change by the owner of the number of shares of Common Stock subject to this Option immediately before the change.

          4.3 Spin Offs. If the Corporation spits off any subsidiary by distributing to the Corporation's shareholders as a dividend or otherwise any stock or other securities of the subsidiary, the Corporation shall reserve until the Expiration Date enough of such shares or other securities for delivery to the Holders upon any exercise of the rights represented by this Option to the same extent as if the Holders owned of record all Common Stock or other securities subject to this Option on the record date for the distribution of the subsidiary's shares or other securities.

          4.4 Certificates as to Adjustments. Upon each adjustment or readjustment required by this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with this Section, cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     5 Fractional Shares. The Corporation shall not issue any fractional shares in connection with any exercise of this Option.

     6. Dissolution or Liquidation. If the Corporation dissolves, liquidates or winds up its business before the exercise or expiration of this Opt on, the Holder shall be entitled, upon exercising this Option, to receive in lieu of the shares of Common Stock or any other securities receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock or other securities, had the Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. If any such dissolution, liquidation or winding up results in a cash distribution or distribution of property which the Corporation's Board of Directors determines in good faith to have a cash value in excess of the Option Price provided by this Option, then the Holder may, at its option, exercise this Option without paying the aggregate Option Price and, in such case, the Corporation shall, in making settlement to Holder, deduct from the amount payable to Holder an amount equal to such aggregate Option Price.


     7. Transfer and Exchange.

          7.1 Transfer. Subject to Section 7.3, the Holder may transfer all or part of this Option at any time on the books of the Corporation it its principal corporate office upon surrender of this Option, properly endorsed. Upon such surrender, the Corporation shall issue and deliver to the transferee a new Option or Options representing the Options so transferred. Upon any partial transfer, the Corporation shall issue and deliver to the Holder a new Option or Options with respect to the Options not so transferred.

          7.2 Exchange. The Holder may exchange this Option at any time at the principal office of the Corporation for Options in such denominations as the Holder may designate in writing. No such exchanges will increase the total number of shares of Common Stock or other securities that are subject to this Option.

          7.3 Securities Act of 1933. By accepting this Option, the Holder agrees that this Option and the shares of the Common Stock issuable; upon exercise of this Option may not be offered or sold except in compliance with the 1933 Act, and then only with the recipient's agreement to comply with this
Section 7 with respect to any resale or other disposition of such securities. The Corporation may make a notation on its records in order to implement such restriction on transferability. The Corporation shall pay: or reimburse the Holder for, the costs and expenses of any legal opinion that may be required or requested by the Corporation in connection with the valid transfer of any Option or the shares of Common Stock issuable upon exercise of any Options or in connection with the valid removal of any restrictive legend on any Option or shares of Common Stock issued upon the exercise of any Option.

     8. Loss or Mutilation. Upon the Corporation's receipt of reasonably satisfactory evidence of the ownership and the loss, theft, destruction or mutilation of this Option and (in the case of loss, theft or destruction) of a reasonably satisfactory indemnity or (in the case of mutilation) upon surrender and cancellation of this Option, the Corporation shall execute and deliver a new Option to the Holder.

     9. Successors. All the covenants and provisions of this Option shall bind and inure to the benefit of the Holder and the Corporation and their respective successors and assigns.

     10. Notices. Alt notices and other communications given pursuant to this Option shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, re urn receipt requested. Notices should be addressed as follows:

                            (a) If to Holder, then to:

                                      Teich, Beim & Moro, P.C.
                                      Two Executive Boulevard, Suite 103
                                      Suffern, New York 10901

                            (b) If to the Corporation, then to:

                                      Manhattan Scientifics, Inc.
                                      641 Fifth Avenue,
                                      Suite 36F New York,
                                      New York 10022
                                      Attention: Secretary

                                With a copy (which shall not constitute
                                notice) to:

                                      Pryor Cashman Sherman & Flynn
                                      LLP 410 Park Avenue New York,
                                      New York 10022 Attention: Eric
                                      M. Hellige, Esq.

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section 10.

     11. Amendment. This Option may be amended only by an instrument in writing signed by the Corporation and the Holder.

     12. Construction of Option. This Option shall be construed as a whole and in accordance with its fair meaning. A reference in this Opinion to any section shall be deemed to include a reference to every section the number of which begins with the number of the section to which reference is made. This Option has been negotiates: by both parties and its language shall not be construed for or against any party.

     13. Law Governing. This Option shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to any conflicts of law or choice of forum provisions.

           Dated as of May 6, 1999

                                                   MANHATTAN SCIENTIFICS, INC.



                                                   ___________________________
                                                   Scott L. Bach
                                                   Secretary and
                                                   Director

                        SUBSCRIPTION FORM (To be executed
                          only upon exercise of Option)



     The undersigned registered owner of this Option irrevocably exercises this Option and agrees to purchase___________shares of Common Stock of Manhattan Scientifics, Inc., all at the price and on the terms and conditions specified in this Option,

                   Dated:



                                         _______________________________________
                                               (Signature of Registered Holder)



                                         _______________________________________
                                                     (Street Address)



                                         _______________________________________
                                                  (City)   (State)  (Zip)

                              ISSUE OF A NEW OPTION

                   (To be executed only upon partial exercise,
                    exchange, or partial transfer of Option)




     Please    issue________Options,    each    representing    the   right   to
purchase_______________shares of Common Stock of Manhattan Scientifics, Inc., to the registered holder.


           Dated:




                            _______________________________________
                                (Signature of Registered Holder)

                               FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned registered Holder of this Option sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Option, with respect to the number of shares of Common Stock set forth below {the "Transfer"):

Name of Assignee                    Address                      No. of Shares
----------------                   ---------                     ---------------











The undersigned irrevocably constitutes and appoints________________________as the undersigned's attorney-in- fact, with full power of substitution, to make the transfer on the books of Manhattan Scientifics, Inc.

          Dated:




                                         _______________________________________
                                                         (Signature)